SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 22, 1996


                               RECOTON CORPORATION
               (Exact name of registrant as specified in charter)


    New York                      0-5860            11-1771737
     (State or other jurisdic-  (Commission     (IRS Employer
      tion of incorporation)     File Number)    Identification No.)


                  2950 Lake Emma Road, Lake Mary, Florida 32746
          (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: 407-333-8900

                                      N.A.
    (Former name or former address, if changed since last report)

                            There is no exhibit index

Item 5.   Other Events

     By complaint dated May 20, 1996 (received by the Company on or about May 22, 1996), Harbor Finance Partners ("Harbor") has brought an action on behalf of a purported class of stockholders of International Jensen Incorporated ("Jensen") (other than the defendants and their affiliates) against Jensen and its directors, as well as the Company and its wholly-owned subsidiary RC Acquisition Sub, Inc. ("Acquisition"), relating to the agreement between Jensen and the Company pursuant to which Jensen would be merged into Acquisition and various related agreements (Harbor Finance Partners v. Robert G. Shaw, et.al. (Chancery Court, Delaware, Civil Action No. 15006). The claims alleged by Harbor are in many respects similar to the claims alleged by Randi Marcus in the litigation disclosed in the Company's Form 10-Q for the quarter ended March 31, 1996. The complaint seeks to enjoin the consummation of the merger, to rescind any consummated merger, to require a stockholders' committee to participate in the sale process and to award damages for the individual defendants' purported breaches of fiduciary duty and Recoton's and Acquisition's alleged aiding and abetting of such breaches of fiduciary duties by the individual defendants. The time for Recoton and Acquisition to respond to the complaint has not yet elapsed. Recoton believes that the claims are without merit and intends to defend against them vigorously.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RECOTON CORPORATION


                              By: /s/ Stuart Mont
                                 Name: Stuart Mont
                                 Title: Chief Operating Officer
                                        and Executive Vice
                                        President - Operations


Dated:  May 24, 1996